SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

________________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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VIRCO MFG. CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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Virco Mfg. Corporation

2027 Harpers Way
Torrance, California 90501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 8, 2004

       The Annual Meeting of Stockholders of Virco Mfg. Corporation, a Delaware corporation, will be held at 10:00 a.m. on Tuesday, June 8, 2004 at 1701 Sturgis Road, Conway, Arkansas, for the following purposes:

1. To elect three directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004; and

3. To transact such other business as may properly come before the meeting.

      These items are more fully described in the following pages, which are made part of this notice.

      The Board of Directors has fixed the close of business on April 26, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof.

      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. For further details, see your proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it also saves your company significant postage and processing costs.

By Order of the Board of Directors

/s/ ROBERT E. DOSE

Robert E. Dose
Secretary

Torrance, California

May 4, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
RECORD DATE AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
BOARD COMMITTEES, MEETINGS & COMPENSATION
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
Pension Plan Table
EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
RELATIONSHIP WITH INDEPENDENT AUDITORS
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Virco Mfg. Corporation

2027 Harpers Way
Torrance, California 90501

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, June 8, 2004

GENERAL INFORMATION

      This Proxy Statement is being mailed to stockholders of Virco Mfg. Corporation, a Delaware corporation (the “Company”), on or about May 10, 2004 in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 8, 2004 at 10:00 a.m. at 1701 Sturgis Road, Conway, Arkansas, and any and all adjournments and postponements thereof.

      The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph, e-mail or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

RECORD DATE AND VOTING

      The close of business on April 26, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. On that date there were 13,095,801 shares of the Company’s Common Stock, par value $.01 per share, outstanding. All voting rights are vested exclusively in the holders of the Company’s Common Stock. Each share is entitled to one vote on any matter that may be presented for consideration and action by the stockholders, except that as to the election of directors, stockholders may cumulate their votes. Because three directors are to be elected, cumulative voting means that each stockholder may cast a number of votes equal to three times the number of shares actually owned. That number of votes may be cast for one nominee, divided equally among each of the nominees or divided among the nominees in any other manner. The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

      In all matters other than the election of directors, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter would be the act of the stockholders. Directors will be elected by a plurality of the votes of the Common Stock present in person or represented by proxy. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes are not counted for the purpose of determining the votes cast on a proposal.

      Proxies will be voted for management’s nominees for election as directors and in accordance with the recommendations of the Board of Directors contained in the Proxy Statement, unless the stockholder otherwise directs in his or her proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his or her direction. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company at 2027 Harpers Way, Torrance, California 90501, by filing a duly executed proxy bearing a later date, either in person at the annual meeting, via the internet, by telephone, or by mail. Please consult the instructions included with your proxy card.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in number as possible. In accordance with the Certificate of Incorporation, the Board of Directors has nominated Douglas A. Virtue, Evan M. Gruber and Albert J. Moyer (each of whom is currently a director) to serve as directors in Class I of the Board of Directors with a term expiring in 2007.

      It is intended that the proxies solicited by this Proxy Statement will be voted in favor of the election of Messrs. Virtue, Gruber and Moyer, unless authority to do so is withheld. Should any of such nominees be unable to serve as a director or should any additional vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. In the event that any person other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively for less than all of the nominees.

      The following table sets forth certain information with respect to each of the nominees, as well as each of the six continuing directors. The Board of Directors recommends that you vote “FOR” the election of the Class I nominees.

			Director
Name	Age	Principal Occupation	Since

Nominees for Directors Whose Terms Expire in 2007:
Douglas A. Virtue	45	Executive Vice President of the Company since December 1997; previously General Manager of the Torrance Division of the Company	1992
Evan M. Gruber	50	Chief Executive Officer of Modtech Holdings, Inc. (modular buildings business) since 1990; he serves on the Board of Directors of Modtech Holdings, Inc., Director of Class Leasing, Inc. since 1990; and has previously held directorship positions with Energy and Environmental Research Corporation, J.V. Electronics, Inc., Class Leasing, Inc. and Airmid LLP	2002
Albert J. Moyer	60	Board member of QAD Inc.; Collectors Universe, Inc. and California Amplifier, Inc.; previously served as Chief Financial Officer for QAD Inc. (1998-2000); President of the commercial division of the Profit Recovery Group International, Inc. (2000); consultant to QAD Inc. (2000-2002); Chief Financial Officer of Allergan Inc. (1995-1998)	Newly Appointed
Continuing Directors Whose Terms Expire in 2005:
Donald S. Friesz	74	Vice President Sales and Marketing of the Company from 1982 to February 1996. Mr. Friesz has been retired since 1996	1992
Glen D. Parish	66	Vice President of the Company since 1999; General Manager of the Conway Division since 1999; previously Vice President of Conway Sales and Marketing	1999
James R. Wilburn	71	Dean of the School of Public Policy, Pepperdine University, since September 1997; previously Dean of the School of Business and Management, Pepperdine University (1982-1994); Professor of Business Strategy, Pepperdine University (1994-1996); director of First Fidelity Thrift since February 1995	1986

			Director
Name	Age	Principal Occupation	Since

Continuing Directors Whose Terms Expire in 2006:
Robert A. Virtue	71	Chairman of the Board and Chief Executive Officer of the Company since 1990; President of the Company since August 1982	1956
Robert K. Montgomery	65	Partner of Gibson, Dunn & Crutcher LLP law firm since 1971	2000
Donald A. Patrick	79	Vice President and founder of Diversified Business Resources, Inc. (mergers, acquisitions and business consultants) since 1988	1983

BOARD COMMITTEES, MEETINGS & COMPENSATION

      Each director of the Company serving in 2003 attended at least 75% of the 2003 meetings of the Board of Directors and each committee on which he served. The Board of Directors held six meetings in 2003. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. Other directors received a retainer of $4,000 per quarter, a fee of $1,000 for each Board meeting, a fee of $500 for each telephonic Board meeting and a fee of $750 for each committee meeting attended. In 2003, Messrs. Friesz, Gruber, Montgomery, Patrick and Wilburn each received options to purchase 2,000 shares of Common Stock at $8.40 per share. At the February 2001 meeting of the Board of Directors, the Compensation Committee established an additional annual retainer of $2,000 per year for Committee chairmen and a pension plan for non-employee directors who have served as such for at least 10 years, providing for a series of quarterly payments (equal to the portion paid to non-employee directors for service without regard to attendance at Board meetings or committee service) for such director’s lifetime following the date on which such director ceases to be a director for any reason other than death. Effective December 31, 2003, the Company froze all future benefit accruals under the Plan.

      The Board of Directors has an Audit Committee that in 2003 was composed of Messrs. Friesz, Gruber, Patrick and Wilburn. The Audit Committee held two on-site meetings and four telephonic meetings in 2003. The functions of the Audit Committee include reviewing the financial statements of the Company, the scope of the annual audit by the Company’s independent auditors and the audit reports rendered by such independent auditors. The Audit Committee may also examine and consider other appropriate matters. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. As of the date of this proxy statement, each of the Audit Committee members is an “independent director” as defined by the listing standards of the American Stock Exchange, except perhaps Mr. Patrick. Although Mr. Patrick may not be deemed to be an independent director due to consulting work performed by him in connection with our Conway expansion project, the Board believes that it is in the best interests of the Company and its stockholders that Mr. Patrick continue to serve on the Audit Committee. This is because Mr. Patrick has significant accounting and financial experience and expertise that the Board believes is critical in the execution of the oversight function to be performed by an effective Audit Committee. Moreover, Mr. Patrick is not an employee, or a relative of an employee, of the Company, and the Board believes that the consulting work performed for the Company by Mr. Patrick was minor in 2001 and 2002. Hence, the Board believes that Mr. Patrick performs his functions with the same fortitude and integrity as the other members of the Audit Committee. The Board of Directors has determined that Mr. Gruber qualifies as the “audit committee financial expert”, as that term is defined in Item 401(h)(2) of Regulation S-K in the Securities Exchange Act of 1934. Finally, the Board expects to continue to reevaluate the composition of the Audit Committee on an annual basis to ensure that its composition remains in the best interests of the Company and its stockholders.

      The Board of Directors has a Compensation Committee that in 2003 was composed of Messrs. Montgomery, Patrick and Wilburn. The function of this Committee is to make recommendations to the Board regarding changes in salaries and benefits. The Compensation Committee held one meeting in 2003.

      The Board of Directors has a Corporate Governance/Nominating Committee that in 2003 was composed of Messrs. Friesz, Gruber, Montgomery, Patrick and Wilburn, the outside directors of the Company. As of the date of this proxy statement, the Nominating Committee consists of all of the Company’s independent directors, in accordance with the requirements of the American Stock Exchange. The Corporate Governance/Nominating Committee held two meetings in 2003.

      The Corporate Governance/Nominating Committee’s function is to identify and recommend from time to time candidates for nomination for election as directors of the Company. Candidates may come to the attention of the Corporate Governance/Nominating Committee through its current members, members of the Board of Directors, stockholders or other persons. Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Candidates are evaluated at regular or special meetings, and may be considered at any point during the year, depending on the Company’s needs. The Corporate Governance/Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available to stockholders on our website, at www.virco.com. The Corporate Governance/Nominating Committee considers nominees proposed by stockholders. In evaluating such nominations, like all nominations, the Corporate Governance/Nominating Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with the Company’s interests. The Corporate Governance/Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Corporate Governance/Nominating Committee may identify certain skills or attributes (e.g., financial experience, business experience) as being particularly desirable to meet specific Board needs that may arise. To recommend a prospective nominee for the Corporate Governance/Nominating Committee’s consideration, you may submit the candidate’s name and qualifications to Virco’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501.

      Any stockholder interested in communicating with members of the Board of Directors may send written communications to the Board of Directors or any of the directors to the Company at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary. Communications received in writing are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless, in his discretion, the Secretary determines that the communication is of a commercial or frivolous nature, is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the company for review and possible response. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are expected to attend the annual meetings of stockholders. Last year all directors attended the annual meeting.

SECURITY OWNERSHIP

Shares Owned By Management and Principal Stockholders

      The following table sets forth information as of April 26, 2004 (unless otherwise indicated) relating to the beneficial ownership of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) by each director or nominee of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table below and (iv) by all officers and directors of the Company as a group. The number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power. Unless otherwise indicated, the mailing address of each of the persons named is 2027 Harpers Way, Torrance, California 90501.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class

Bruce S. Sherman/ Gregg J. Powers(2)	1,720,210	13.1%
Nancy Virtue-Cutshall(3)	977,860	7.47%
Rodger Virtue	661,709	5.05%
Kathleen Virtue-Young	660,173	5.04%
Robert A. Virtue(4)	350,623	2.7%
Chairman of the Board of Directors, President, Chief Executive Officer
Douglas A. Virtue	561,439	4.3%
Director, Executive Vice President
Donald S. Friesz	78,507	(5)
Director
Evan M. Gruber	3,780	(5)
Director
Robert K. Montgomery	3,797	(5)
Director
Glen D. Parish	26,261	(5)
Director, Vice President, General Manager
Donald A. Patrick	63,062	(5)
Director
James R. Wilburn	19,701	(5)
Director
Robert E. Dose	53,102	(5)
Vice President Finance, Secretary, Treasurer
Larry O. Wonder	31,858	(5)
Vice President, Sales
All executive officers and directors as a group (13 persons)	1,284,630	9.67%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person is deemed to have “beneficial ownership” as of a given date of any security that such person has the right to acquire within 60 days after such date. Amounts for Messrs. Robert Virtue, Douglas Virtue, Friesz, Gruber, Montgomery, Parish, Patrick, Wilburn, Dose, Wonder, and all executive officers and directors as a group, include 7,027, 5,658, 6,066, 1,280, 3,797, 16,345, 10,062, 10,062, 41,799, 23,758 and 177,460 shares issuable upon exercise of options, respectively, and 12,001, 9,104, 0, 0, 0, 5,811, 0, 0, 5,923, 6,130 and 27,778 shares held under the Company’s Employee Stock Ownership Plan as of April 26, 2004, respectively.

(2)	As of February 13, 2004, according to public filings. Bruce S. Sherman is Chief Executive Officer of Private Capital Management, Inc. (“PCM”) and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and voting power with respect to 1,720,210 shares held by PCM’s clients and managed by PCM. Mr. Sherman has sole dispositive and voting power with respect to 50,123 shares. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The address for Messrs. Sherman and Powers is 8889 Pelican Bay Blvd., Naples, Florida 34108.

(3)	Includes 348,423 shares held by a trust of which Ms. Cutshall is the sole trustee.

(4)	Does not include 1,646,793 shares owned beneficially by Mr. Robert Virtue’s adult children, including Mr. Douglas Virtue, as to which Mr. Robert Virtue disclaims beneficial ownership.

(5)	Less than 1%.

      All information with respect to beneficial ownership of the shares referred to above is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to the Company by such beneficial owners.

      Douglas Virtue is Robert Virtue’s son. The total number of shares beneficially owned by Mr. Robert A. Virtue, his brothers Raymond W. Virtue and Richard J. Virtue, his sister, Nancy Virtue Cutshall, their children and their mother, Mrs. Julian A. Virtue, aggregate 6,222,645 shares or 47% of the total shares of Common Stock outstanding.

      Robert A. Virtue, Richard J. Virtue, Raymond W. Virtue, Nancy Virtue Cutshall and certain of their respective spouses and children (the “Stockholders”) and the Company have entered into an agreement with respect to certain shares of the Company’s Common Stock received by the Stockholders as gifts from their father, Julian A. Virtue, including shares received in subsequent stock dividends in respect of such shares. Under the agreement, each Stockholder who proposes to sell any of such shares is required to provide the remaining Stockholders notice of the terms of such proposed sale. Each of the remaining Stockholders is entitled to purchase any or all of such shares on the terms set forth in the notice. The Company may purchase any shares not purchased by such remaining Stockholders on such terms. The agreement also provides for a similar right of first refusal in the event of the death or bankruptcy of a Stockholder, except that the purchase price for the shares is to be based upon the then prevailing sales price of the Company’s Common Stock on the American Stock Exchange.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation for services rendered in all capacities to the Company and its subsidiaries during the years indicated for the Chief Executive Officer and the other four most highly compensated officers of the Company:

				Long-Term
				Compensation

		Annual Compensation		Awards

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus	Options(3)	Compensation(2)

Robert A. Virtue	2003	$421,381	$—	—	$9,400
Chairman of the Board and	2002	381,461	—	—	9,400
Chief Executive Officer	2001	378,163	—	—	9,400
Robert E. Dose	2003	190,553	—	—	4,700
Vice President, Finance,	2002	180,825	—	—	4,500
Secretary and Treasurer	2001	180,989	—	—	4,500
Larry O. Wonder	2003	177,754	—	—	3,900
Vice President, Sales	2002	175,677	—	—	3,900
	2001	185,462	—	—	5,900
Douglas A. Virtue	2003	172,996	—	—	3,900
Executive Vice President	2002	202,175	—	—	3,900
	2001	199,753	—	—	3,900
Glen D. Parish	2003	167,770	—	—	2,600
Vice President, General	2002	175,407	—	—	2,600
Manager	2001	181,193	—	11,000	2,600

(1)	Excludes compensation in the form of other personal benefits, which, for each of the executive officers, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each year.

(2)	For 2003, consists entirely of amounts representing the value of Company-paid split-dollar premiums under the Management Employees Life Insurance Plan. See “Management Employees Life Insurance Plan” and “Executive Survivorship Life Insurance Plan.” The foregoing amounts represent the actuarial value of the benefit to the executive officers of the current year’s insurance premium paid by the Company in excess of that required to fund the death benefits under the policies. Effective January 2004, the Company terminated benefits for certain active employees.

(3)	Granted pursuant to the Company’s 1993 and 1997 Stock Incentive Plans at the market price of the Common Stock on the date of grant and adjusted for stock dividends.

Option Grants in Last Fiscal Year

      The Company did not grant any stock options or stock appreciation rights to any of the executive officers named in the Summary Compensation Table above during the fiscal year ended January 31, 2004.

Aggregated Option Exercises and Year-End Option Values

      Shown below is information relating to the exercise of stock options during 2003 for each executive officer of the Company named in the Summary Compensation Table above:

			Number of Unexercised	Value of Unexercised
			Options at	In-the-Money Options
	Shares Acquired	Value	Fiscal Year-End(2)	at Fiscal Year-End(3)
Name	on Exercise(1)	Realized	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)

Robert A. Virtue	—	$—	7,027/—	$ —/ —
Robert E. Dose	5,315	18,366	41,799/—	21,425/ —
Larry O. Wonder	—	—	23,758/—	3,646/ —
Douglas A. Virtue	—	—	5,685/—	—/ —
Glen D. Parish	4,831	16,693	16,345/—	—/ —

(1)	Options exercised by Messrs. Robert E. Dose and Glen D. Parish were retained and added to the shares beneficially owned by such individuals.

(2)	Adjusted for stock dividends.

(3)	Calculated using closing price on January 30, 2004 of $7.35.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information with respect to compensation plans (including individual compensation arrangements) under which equity securities of Virco are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers or lenders), as of January 31, 2004:

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	340,000	$11.30	403,000
Equity compensation plans not approved by security holders	None	None	None

Total	340,000	$11.30	403,000

Virco Important Performers Plan

      In August 1985, the Board of Directors adopted the Virco Important Performers Plan (the “VIP Plan”), which is a nonqualified plan providing additional retirement and death benefits for certain employees identified by the Board of Directors or the committee administering the Plan as contributing materially to the continued growth, development and future business of the Company. The VIP Plan provides that each officer or employee whose annual base salary exceeds $90,000 will be a participant in the Plan. Benefits under the VIP Plan are payable to or on behalf of each participant upon retirement, normally at age 62, or upon death prior to retirement. The Company is funding its obligations under the VIP Plan through the purchase of life insurance policies on the participants.

      Retirement benefits provided under the Plan vest 30% after three years of service and fully after ten years of service. Under the VIP Plan, each participant will receive a benefit payable at retirement equal to 50% of the average base salary during the last five years offset by the monthly benefit accrued under the Employees Retirement Plan. Participants with fewer than ten years of participation who retire after reaching age 62 will be entitled to a reduced pro rata benefits based on the number of years they have participated in the VIP Plan.

In the event of the death of a participant prior to retirement, death benefits are payable for a fifteen-year period to the deceased participant’s beneficiaries.

      Effective December 31, 2003, the Company froze benefit accruals under the Plan. It is the intent of the Company to unfreeze the plan when the Company’s financial condition allows.

Employees Retirement Plan

      The Employees Retirement Plan of the Company is a non-contributory, defined benefit retirement plan governed by the Employee Retirement Income Security Act of 1974. With limited exceptions, all employees of the Company and its participating subsidiaries (including executive officers) are eligible to participate provided they meet certain service requirements. Benefits are paid to or on behalf of each participant upon retirement, normally at age 65, and under certain circumstances upon death. Benefits under the Plan are credited to the employee each year based upon years of service and remuneration during such year of service.

      Retirement benefits vest partially after three years of service and fully after seven years of service, or upon the participant’s 65th birthday. Benefits payable under the Plan are adjusted to reflect the form of payment elected by the participant. The following table shows the annual pension benefits for retirement at age 65 which would be payable to retiring employees with representative earnings and years of service:

Pension Plan Table

	Years of Service(1)(2)

Assumed Average Compensation(3)	10	20	30

$ 25,000	$2,260	$4,520	$6,780
50,000	4,760	9,520	14,280
75,000	7,260	14,520	21,780
100,000	9,760	19,520	29,280
125,000	12,260	24,520	36,780
150,000	14,760	29,520	44,280
175,000	15,760	31,519	47,279

(1)	Represents annual retirement benefits payable at normal retirement age. To the extent a participant’s service was rendered prior to February 1, 1964, the effective date of the Plan, actual benefits will be slightly lower than the benefits shown in the table.

(2)	The benefits shown are for straight-life annuity payments and are not subject to deduction for Social Security or other offset amounts; alternative forms of benefit payments are available under the Plan.

(3)	Assumed average compensation is based upon regular base compensation before deduction for taxes or group insurance averaged for each year in the Plan.

      Messrs. Robert Virtue, Douglas Virtue, Parish, Dose and Wonder have 46, 17, 44, 12 and 24 credited years of service and $77,000, $109,000, $43,000, $143,000 and $102,000 of assumed average compensation, respectively, under the Plan. From time to time the Company may amend the formula used to determine the benefits applicable to certain management personnel who also participate in the VIP Plan, with the effect that no change results in such individual’s overall retirement benefits as determined under the VIP Plan, but solely the plan under which such benefits are paid.

      Effective December 31, 2003, the Company froze benefit accruals under the Plan. It is the intent of the Company to unfreeze the plan when the Company’s financial condition allows.

Management Employees Life Insurance Plan

      In August 1985, the Board of Directors adopted the Management Employees Life Insurance Plan, which provides for the Company to obtain life insurance policies on management employees selected by the Board. Currently, all officers and employees earning an annual salary exceeding $90,000 are entitled to participate in the Plan and may elect coverage under the Plan of $100,000. Officers may elect coverage under the Plan of up to $300,000 in increments of $50,000. The Company discontinued the Plan for active employees effective December 2003.

      The premiums for the policies are paid partially by the participants pursuant to the formula set forth in the Plan, with the Company paying the remaining portion. The Company is the owner of each participant’s policy and assigns an interest to the participating employee in an amount equal to the excess of the death benefits available under the policy over an amount approximately equal to the aggregate premium payments made by the Company with respect to such participant’s policy. This amount is payable to the participant’s beneficiaries. Upon the first to occur of reaching the age of 65, actual retirement or termination of employment, each participant is entitled to have the Company assign the policy to the participant or his designee, provided that the participant first reimburses the Company for all premiums previously paid by the Company for the policy.

Executive Survivorship Life Insurance Plan

      In August 1985, the Board of Directors adopted the Executive Survivorship Life Insurance Plan, which provides special life insurance benefits to a group of management employees selected by the Board. Under this Plan, the Company maintains insurance policies on the lives of the participants and their spouses. Robert A. Virtue is currently the only executive officer participating in the Plan. The Company discontinued the Plan effective December 2003.

Widow’s Salary Continuation Plan

      In August 1985, the Board of Directors approved the Widow’s Salary Continuation Plan, which provides for surviving widow benefits to be paid by the Company upon the deaths of Messrs. Julian A. Virtue and Donald Heyl, the former Presidents of the Company. The widows of Mr. Virtue and Mr. Heyl are currently receiving $5,000 per month under the Plan. In 2003, the Company paid $60,000 to each of Mrs. Virtue and Mrs. Heyl.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      None of Virco’s named executive officers has employment or severance arrangements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists of Robert K. Montgomery, Donald A. Patrick and James R. Wilburn, none of whom is an officer or employee of the Company. Mr. Montgomery is a partner of the law firm Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company in the future.

CODE OF ETHICS

      The Company has adopted a “Code of Ethics,” which is applicable to its chief executive officer and senior financial officers, including the principal accounting officer. The “Code of Ethics” is available on Virco’s website at www.virco.com. The Company intends to post amendments to or waivers under the Code of Ethics at this location on its website. Upon written request, the Company will provide a copy of the Code of Ethics free of charge. Requests should be directed to Virco Mfg. Corporation., 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Robert K. Montgomery served in 2003 as a member of the Board of Directors of the Company as a Class III Director. Mr. Montgomery is a partner of the law firm Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is responsible for developing the Company’s executive compensation policies and making recommendations to the Board of Directors with respect to these policies. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of the Company.

Executive Compensation Policy

      The goals of the Company’s executive compensation policy are to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and its stockholders. The Company is striving to generally position executive salaries at median competitive levels and to rely on variable, performance-based bonuses to play a significant role in determining total compensation. In addition, by establishing the 1993 and 1997 Stock Incentive Plans, the Company further linked executive and stockholder interests.

      The Compensation Committee annually reviews salaries, bonuses and other aspects of executive compensation. In general, the purpose of such annual reviews is to ensure that the Company’s overall executive compensation program remains competitive with comparable businesses and that total executive pay reflects both the individual’s performance as well as the overall performance of the Company.

Base Salary

      Each year, the performance of executives is reviewed and, based upon an assessment of individual performance, the Company’s performance, and a comparison of the Company’s executive compensation levels and plans with those of other companies in the furniture manufacturing business, a salary increase may be awarded. In 2003, based upon such review, the Compensation Committee concluded that the Company’s executive salaries should be maintained at the prior year’s levels. As a result, there was no change in the Company’s compensation levels awarded to the Company’s Chief Executive Officer and other executive officers in 2003.

      The salary of Mr. Robert A. Virtue, the Company’s Chief Executive Officer, was determined on the foregoing basis. In addition to consideration of the salary levels of the chief executive officers of other furniture manufacturers, the Board considered the Company’s operating results in 2002, the Company’s stock performance, the effect of the general economy on the Company’s performance and the success of the Company in addressing certain goals.

Bonuses

      Early each year the Board of Directors considers and approves an annual profit plan for the Company, which establishes a target level of overall Company profits, excluding certain non-recurring items. The bonuses payable to the Chief Executive Officer and the other executive officers are tied to the Company’s actual performance relative to the annual profit plan. In 2003, a consolidated bonus plan was utilized to determine the bonuses of divisional general managers, as well as the Chief Executive Officer and the other executive officers. In 2003, the Chief Executive Officer was eligible to receive a bonus equal to 45% of his salary, with a potential increase to up to 60% of his salary, and each of the executive officers was eligible to receive a bonus equal to 35% of his or her salary, with a potential increase to up to 50% of his or her salary, if the annual profit plan target level had been achieved. In general, the target bonus amount was subject to a 1%

increase for each $100,000 that the Company’s actual profits exceeded the plan’s targeted profit level and a 1% decrease for each $50,000 that the plan’s targeted profit level exceeded the Company’s actual profits.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Robert K. Montgomery
Donald A. Patrick
James R. Wilburn

      The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

      In this context, the Audit Committee has reviewed the audited financial statements included in the Company’s annual report on Form 10-K with management and the independent auditors, including their judgment of the quality and appropriateness of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), SEC rules, and other applicable standards. In addition, the Audit Committee has received from the independent auditors the written disclosures, pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor’s independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended January 31, 2004, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Donald S. Friesz
Evan M. Gruber
Donald A. Patrick
James R. Wilburn

      The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The stock performance graph set forth below illustrates the Company’s performance in total stockholder return over the period February 1, 1999 through January 31, 2004 relative to the following external indices: (a) the American Stock Exchange market value index (“AMEX Market Index”) and (b) a peer group.(1) Each line on the stock performance graph assumes that $100.00 was invested in the Common Stock and the respective indices on February 1, 1999. The graph then tracks the value of these investments, assuming reinvestment of dividends, through January 31, 2004.

	1999	2000	2001	2002	2003	2004

VIRCO MFG. CORPORATION	100.00	78.27	69.07	70.70	75.26	62.47
PEER GROUP	100.00	53.71	38.42	48.14	38.39	57.24
AMEX MARKET INDEX	100.00	117.85	123.84	108.91	107.30	150.61

      The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

      (1) The peer group comprises all companies identified by Media General Financial Services as being within the “other business and institutional equipment” industry group, as follows: American Locker Group, Cash Systems, Inc., Champion Industries Inc., Diebold Inc., Dorel Industries Inc. B, Falcon Products Inc., Fiberstars Inc., Franklin Electronic Publishers, Incorporated, General Binding Corporation, Genlyte Group Inc., Global Payment Tech Inc., Gradco Systems Inc., Herman Miller Inc., Hon Industries Inc., Hypercom Corporation, International Lottery & Totalizer Systems, Inc., Kimball International, Knape & Vogt Manufacturing Company; Kronos Inc., Lipman Electronic Engine, LSI Industries Inc., Mity Enterprises Inc., Moneyflow Systems International, Nam Tai Electronics Inc., Par Technology Corporation, Pitney Bowes Inc., Steelcase Inc., Techlite Inc., Thomas Industries Inc., Ultradata Systems, Vitacube Systems Holdings, Xerox Corporation, and the Company.

RELATIONSHIP WITH INDEPENDENT AUDITORS

      Ernst & Young LLP, upon the recommendation of the Audit Committee of the Board of Directors of the Company, served as the accounting firm selected by the Board of Directors to examine the accounts of the Company for fiscal year 2003. The appointment of auditors is approved annually by the Board of Directors, based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Each professional service performed by Ernst & Young LLP during the fiscal year ended January 31, 2004 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Ernst & Young LLP. Specifically, the Audit Committee has pre-approved the use of Ernst & Young LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Ernst & Young LLP, which limits and amounts are established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee monitors the performance of all services provided by the independent auditor, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures.

Fees Paid to Ernst & Young LLP

      The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young for fiscal years 2003 and 2002.

	2003	2002

Audit Fees	$286,000	$267,500
Audit-Related Fees	34,500	34,500
Tax Fees	45,062	68,900

Total	$365,562	$370,900

      Audit Fees. This category includes the audit of Virco’s annual financial statements, review of financial statements included in Virco’s Form 10-Q quarterly reports, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

      Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include the audit of Virco’s 401K and Qualified Pension Plans.

      Tax Fees. This category consists of professional services rendered by Ernst & Young, primarily in connection with the Company’s tax compliance activities, including technical tax advice related to the preparation of tax returns.

      The Audit Committee of the Board of Directors has considered whether the provision of these services is compatible with maintaining Ernst & Young’s independence.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Company’s Board of Directors has selected Ernst & Young LLP, independent auditors, to audit its financial statements for the fiscal year ending January 31, 2005, and recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed the professional services provided by Ernst & Young LLP, as described above, has considered the possible effect of such services on the independence of the firm, and has determined that such services have not affected Ernst & Young LLP’s independence. Notwithstanding this selection, the Board of Directors, in its discretion, may direct the appointment of new auditors at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. If there is a negative vote on ratification, the Board of Directors will reconsider its selection.

      The affirmative vote of a majority of the votes cast is required to ratify the Board of Directors selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the stockholders reject the selection, the Board of Directors will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP.

Other Matters

      Compliance with Section 16 of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of any equity security of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, the Company believes that all such forms required during the fiscal year ended January 31, 2004 were filed on a timely basis.

      2005 Stockholder Proposal or Nominations. Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company by January 14, 2005 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

      Additional Matters Considered at Annual Meeting. The Board of Directors does not know of any matters to be presented at the 2004 Annual Meeting other than as stated herein. If other matters do properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

      Availability of Annual Report. The Annual Report to the Stockholders of the Company for the fiscal year ended January 31, 2004 including financial statements, is being mailed to stockholders concurrently herewith and is also available online at http://www.virco.com/ Pages/set1a.htm.

      THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH HE/SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON APRIL 26, 2004. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE COMPANY AT 2027 HARPERS WAY, TORRANCE, CALIFORNIA 90501, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors

/s/ ROBERT E. DOSE

Robert E. Dose
Secretary

Torrance, California

May 4, 2004

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VIRCO MFG. CORPORATION

     The undersigned hereby appoints ROBERT A. VIRTUE, DOUGLAS A. VIRTUE and ROBERT E. DOSE, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Virco Mfg. Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 8, 2004 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Fold and detach here. ▲

You can now access your VIRCO MFG. CORPORATION account online.

Access your Virco Mfg. Corporation stockholder account online via Investor ServiceDirect®(ISD).

Mellon Investor Services LLC, agent for Virco Mfg. Corporation, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status
•	View certificate history
•	View book-entry information

•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Mark Here for Address Change or Comments	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR item 1.

		FOR	WITHHELD
FOR ALL
1.	Election of Directors	☐	☐
Nominees:

01 Douglas A. Virtue
02 Evan M. Gruber
03 Albert J. Moyer

Withhold for the nominees you list below. (Write that nominee’s name in the space provided below.)

The Board of Directors recommends a vote FOR item 2.

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Auditors	☐	☐	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59PM
Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/vir

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.virco.com/Pages/set1a.htm